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                                                                    EXHIBIT 10.2

                           PACKING HOUSE AGREEMENT


        THIS AGREEMENT, made and entered into this 1st day of November, 1994, by and between TURNER FOODS CORPORATION, a Florida corporation, 25450 Airport
Road, Punta Gorda, Florida 33950 (hereinafter referred to as "TFC") and CONSOLIDATED-TOMOKA LAND COMPANY, Post Office Box 1005, Lake Placid, Florida 33852 (hereinafter referred to as "CONSOLIDATED").

                                  WITNESSETH

WHEREAS, CONSOLIDATED is the owner and operator of a fresh citrus fruit packing house located near Lake Placid, Florida (hereinafter referred to as the "packing house"), and

WHEREAS, TFC is the owner of citrus groves located in Highlands, Collier, Hendry and DeSoto Counties, Florida, known as the "HICKORY, HIGHLAND, GATOR SLOUGH, and DESOTO CITRUS GROVES", and

WHEREAS, the parties desire that a portion of the citrus fruit raised on said TFC CITRUS GROVES which is suitable for packing as fresh fruit shall be run through CONSOLIDATED's packing house, pursuant to the terms and conditions hereinafter set forth:

1.0 COMMITTED FRUIT: TFC agrees to deliver and CONSOLIDATED agrees to receive at its packing house the following estimated quantities providing that previous commitments can be met:

          Variety                         Estimated Quantity
          -------                         ------------------
          Robinson Tangerine              11,500
          Hamlin Orange                   As mutually agreed upon
          Pineapple Orange                As mutually agreed upon
          Orlando Tangelo                 55,000
          Temple                          50,000
          Murcott Tangerine               25,000
          Valencia                        As mutually agreed upon

     The above volumes are subject to market conditions, TFC and CONSOLIDATED have the right to add varieties or volumes, or to delete varieties or volumes, if acceptable to both parties.

2.0 POOLS: All fruit from TFC run through CONSOLIDATED's packing house will be pooled with other fruit of like grade and quality from CONSOLIDATED or from other growers.

     2.1 POOL PERIODS: All fruit harvested will be accounted for in a seasonal pool period by variety. The seasonal pool period is further defined as August through June or upon completion of final harvest of fruit covered by this Agreement.


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     2.2  PACK-OUT:  CONSOLIDATED shall account for all fruit received by its packing house from HICKORY, HIGHLAND, GATOR SLOUGH, or DESOTO CITRUS GROVES separately and on a daily basis by standard box (hereinafter defined) and shall transmit DAILY to TFC (c/o Chet Townsend; FAX No.
          (813)657-6418) a report of all pack-out data for such fruit. "Pack-Out Data" shall be deemed to mean listing by variety and by grade of (i) all fruit that meets fresh fruit standards and (ii) all fruit that is eliminated.

3.0 PACKING AND SELLING COSTS: Packing and selling costs are based on a packed 1-3/5 bu. carton:

     3.1  PACKING COSTS:  Packing and costs based on a packed 1-3/5 bu. box:

PACKED IN:         4/5 BU.     2/5 BU.         4#             5#         BULK
                   CARTON      CARTON      BAGMASTERS     BAGMASTERS     BINS
                                                                         WOOD
----------         -------     -------     ----------     ----------     ----
Oranges            $5.10       $6.60         $6.30          $6.18        $1.25
Temples            $5.10       $6.60         $6.30          $6.18        $1.25
Tangelos           $5.10       $6.60         $6.30          $6.18        $1.25
Tangerines         $6.50        N/A           N/A            N/A         $1.25

     3.2  SELLING COSTS:  $0.30 per packed or bulk standard box.

     3.3  HANDLING COSTS:  $0.20 per packed or bulk standard box.

     3.4 ELIMINATION HAUL: Hauling: Per weight box (90 lbs. for Oranges, Temples and Tangelos; 95 lbs. for Tangerines).

          ELIMINATION HAUL RATES:

                                                               Temple
                                                               Tangelo
               Destination                       Oranges       Tangerine
               -----------                       -------       ---------
               Silver Springs, Winter Garden     $0.50/box     $0.60/box
               SunPac, Winter Haven              $0.42/box     $0.52/box
               Coke, Auburndale                  $0.45/box     $0.55/box
               Tropicana, Bradenton              $0.45/box     $0.55/box
               Tropicana, Fort Pierce            $0.45/box     $0.55/box
               Cargill, Frostproof               $0.35/box     $0.45/box
               LaBelle                           $0.35/box     $0.45/box
               OrangeCo, Bartow                  $0.42/box     $0.52/box


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     3.5  ELIMINATION CHARGES:  $0.25 for Oranges, Temples, Tangelos: $0.40 for
          Tangerines.

     3.6 INDUSTRY ASSESSMENTS: As set by the industry groups and is to be deducted from Fruit Proceeds of TFC and paid by CONSOLIDATED:

                                                               1994-95 SEASON
                                                               1 - 3/5 BU. BOX
                                                               ---------------
Florida Citrus Packers                                              .0040

Dept. of Citrus                     Oranges                         .2900
                                   Grapefruit                       .3500
                                   Reticulata                       .3500

Citrus Canker                         None

Department of Agriculture                                           .1332

Citrus Marketing Order                                              .0050

Citrus Admin. Committee                                              .006

Total Assessments                   Oranges                         .4382
                                   Grapefruit                       .4982
                                   Reticulata                       .4982

4.0 HAUL CHARGES FROM GROVE TO PACKING HOUSE: CONSOLIDATED agrees to haul all fruit from HICKORY CITRUS GROVE for $0.16 per box, from HIGHLAND and GATOR SLOUGH CITRUS GROVES for $0.40 per box, and from DESOTO CITRUS GROVE for $0.20 per box, to be deducted from Fruit Proceeds of the participation plan.

5.0 PICK AND ROADSIDE CHARGES: Pick and roadside charges will be negotiated with an independent contractor approved by TFC. TFC will pay for all pick and roadside charges direct to harvester. CONSOLIDATED agrees to advance TFC $1.25 per box weekly for fruit delivered to packing house.

6.0 ELIMINATION FRUIT: Packing house eliminations will be sold directly to a processing plant of TFC's choice under separate contract agreement. Proceeds from sale of elimination fruit will go directly to TFC. TFC will furnish TFC Trip Ticket books, one for each grove, for a CONSOLIDATED representative to write for each load of eliminations delivered for TFC's account. CONSOLIDATED will mail, daily, copies of TFC Trip Tickets to the Punta Gorda address above. All TFC Trip ticket books used or unused should be returned to the grove location by the end of the current season.


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7.0   TERMS OF PAYMENT:  Within 30 days following the close of each month during each Florida Citrus season, CONSOLIDATED will pay to TFC 75% of the anticipated pool returns, less the harvesting advance and other charges listed in paragraphs 3.0, 4.0 and 5.0, due TFC arising from all fruit picked and sold during each month.

      The remaining balance due from such pool returns will be paid by CONSOLIDATED to TFC within 75 days after the final close of each pool.

      Each TFC Grove should be accounted for separately, with separate statements. Each statement should tie to TFC Trip Ticket numbers, which can be sorted by ticket prefix numbers (grove identification number). All payment checks and statements should be sent to Turner Foods Corporation, 25450 Airport Road, Punta Gorda, FL 33950.

8.0 ESTIMATED RETURNS: CONSOLIDATED will provide estimated returns and payment dates as requested throughout the season. TFC understands the estimates may vary considerably from actual final returns depending upon many variables. CONSOLIDATED will report the average FOB selling price for each carton size on a weekly basis (to be faxed to Chet Townsend at (813)657-6418).

9.0 STANDARD BOX: For the purposes of this Agreement, "standard box" means Florida standard weight boxes as follows: oranges - 90 pounds; Grapefruit - 85 pounds; Tangerines - 95 pounds.

10.0 DELIVERY SCHEDULE: Delivery schedules shall enable TFC to harvest in a timely fashion so as to enhance marketability and to avoid loss from premature harvest or excess loss due to over-maturity. Delivery schedules shall be coordinated with CONSOLIDATED and TFC site representatives.

11.0 RIGHT OF ENTRY: TFC reserves the right for its agents or designees to enter CONSOLIDATED's packing house as it may elect for the purpose of inspecting the work. CONSOLIDATED reserves the right for its agents or designees to enter TFC's groves for inspection and harvest of the fruit under contract.

12.0 RECORDS AND ACCOUNTS: CONSOLIDATED shall keep and maintain such records and accounts in connection with the performance of the Contract, as shall permit CONSOLIDATED to furnish TFC an accurate written allocation of the total amount paid for performance of the Contract to the various elements of the Contract. CONSOLIDATED shall retain such records and accounts for a period not less than five (5) years and shall make records available to TFC for inspection and copying, where records are kept, during reasonable business hours and upon seven (7) days' written request.

13. TERM OF CONTRACT: This contract shall commence upon full execution of this Contract and shall remain in force through the 1994-1995 season.


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14.0    Complete Agreement and Non-Waiver:  This Contract is intended to be final and complete, and exclusive statements of the terms of the Agreement between the parties. The parties agree that parol or extrinsic evidence may not be used to vary or contradict the express terms of this Contract. Except as specifically provided herein, this contract shall not be amended or modified, and no waiver of any provision hereof shall be effective, unless set forth in a written instrument authorized and executed with the same formality as this contract.

15.0 Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties respective successors and assigns.



IN WITNESS WHEREOF, the parties have executed this Agreement this 1st day of November, 1994.

                                             TURNER FOODS CORPORATION


        Dagmar Gewlas                   By:       John C. Merritt
---------------------------------          -------------------------------
           Witness                                John C. Merritt
                                                  Vice-President

       Deborah Valenta
---------------------------------
           Witness


                                             CONSOLIDATED-TOMOKA LAND CO.


         Linda Doyle                    By:       Hugh J. Veley
---------------------------------          -------------------------------
           Witness                                V.P. Citrus

         Betty Caudill
---------------------------------
           Witness


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